Exhibit 99.1

NUTRISYSTEM, INC. REPORTS THIRD QUARTER 2009 RESULTS; ANNOUNCES QUARTERLY DIVIDEND OF $0.175 PER SHARE

Reports Third Quarter 2009 Revenues of $127 Million and EPS of $0.27

Horsham, PA - October 27, 2009-Nutrisystem, Inc. (NASDAQ: NTRI), a leading provider of weight management products and services, today reported financial results for the third quarter of 2009. Details include:

  Revenues of $127.0 million as compared to $162.7 million for Q3 2008;
  Operating income from continuing operations of $13.3 million as compared to $22.1 million for Q3 2008;
  Net income of $8.5 million as compared to $13.5 million for Q3 2008;
  Adjusted EBITDA of $18.7 million as compared to $26.7 million for Q3 2008. Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income or expense, equity and impairment loss, interest, income taxes and depreciation and amortization;
  Diluted EPS of $0.27 as compared $0.43 for Q3 2008; and
  Cash, cash equivalents and marketable securities of $97.6 million at September 30, 2009 as compared to $38.3 million at December 31, 2008. The Company's $200 million credit facility remains unfunded and fully available.

"Third quarter revenues resulted in operating income from continuing operations and adjusted EBITDA that were an improvement from second quarter 2009, as we experienced continued growth in our diabetic product as well as stabilization in the core business," stated Chairman and CEO Joe Redling.

"Despite continued macroeconomic pressures, we have continued to expand our footprint from a geographic, product and channel standpoint," added Mr. Redling. Earlier this month, the Company announced further expansion of its retail card program with the 14-day Nutrisystem Starter Program at an expected 3200 Walmart locations in the continental United States beginning in October. The Company also announced an international licensing agreement with House Foods in Japan. House Foods will exclusively manufacture and sell the Nutrisystem J-diet, tailored specifically for Japanese consumers.

"The Company continues to generate positive free cash flow, and our cost reduction initiatives announced in the first quarter resulted in improvements in gross margin and reductions in general and administrative expenses," said David Clark, Chief Financial Officer. "These improvements position us well for consumer recovery. For the full year 2009 we are projecting an EPS range of $0.99 to $1.01 per share."

The Board of Directors declared a Company's quarterly dividend of $0.175 per share, payable November 16, 2009, to shareholders of record as of November 6, 2009. While the Company intends to continue to pay regular quarterly dividends, the declaration and payment of future dividends are discretionary and will be subject to determination by the Board of Directors each quarter following its review of the Company's financial performance.

Conference Call and Webcast

Management will host a webcast to discuss third quarter 2009 financial results today at 4:30 PM Eastern time. The webcast will include remarks from Chairman and Chief Executive Officer Joe Redling and Chief Financial Officer David Clark.

The webcast will be available live under the Investor Relations section of Nutrisystem's website, www.nutrisystem.com. Please click on Investor Relations at the bottom of the home page and then click on the microphone icon on the Investor Relations home page. Interested parties unable to access the conference call via the webcast may dial 1-866-831-9862 (outside US/Canada 706-758-5226); the conference ID is 36165334. A replay of the conference call will be available on the Company website following the event.

About Nutrisystem, Inc.

Nutrisystem, Inc. (NASDAQ: NTRI) is a leading provider of weight management products and services.  Nutrisystem is sold direct to the consumer through nutrisystem.com, by phone, and at select retailers, for convenient home delivery. The company offers proven nutritionally balanced weight-loss programs designed for women, men, and seniors, as well as the new clinically tested Nutrisystem D plan, formulated specifically to help people with type 2 diabetes who want to lose weight. The Nutrisystem program is based on 35 years of nutrition research and offers a variety of great tasting, satisfying high-fiber, heart healthy, good carbohydrate meals that are low on the Glycemic Index and contain zero trans fats. Nutrisystem is hundreds of dollars cheaper than other weight loss programs, based on an independent survey by National Business Research Institute (October 2008). The program has no membership fees and provides 24/7 weight management support by trained weight loss coaches and online weight management tools free of charge. In 2009 Nutrisystem was selected as the #1 overall online retailer in the Food and Drug category and #46 out of the top 500 online retailers overall by Internet Retailer Magazine. Nutrisystem is proud to support the American Diabetes Association and its fight to stop diabetes. For more information or to become a customer visit http://www.nutrisystem.com or call 1-877-681-THIN (8446).

Forward-Looking Statement Disclaimer

This press release may contain forward-looking statements that are made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Nutrisystem's plans and expectations for the fourth quarter of 2009 and the full year 2009, continuing to pay regular quarterly dividends, investments for 2010 and other statements that are not statements of historical fact constitute forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, which are described in Nutrisystem, Inc.'s Annual Report on Form 10-K and its other filings with the Securities and Exchange Commission. The actual results may differ materially from any forward-looking statements due to such risks and uncertainties. Nutrisystem, Inc. undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Contact:
Cindy Warner Investor Relations Nutrisystem, Inc. Tel: 215-346-8136 Email: IR@nutrisystem.com

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share amounts)

	Three Months Ended September 30, __________________________		Nine Months Ended September 30, _______________________
	2009	2008	2009	2008

REVENUE	$ 127,031	$ 162,681	$ 421,534	$ 573,178

COSTS AND EXPENSES:
Cost of revenue	57,776	76,341	195,000	272,914
Marketing	36,293	39,165	118,986	148,449
General and administrative	16,684	22,577	59,780	64,391
Depreciation and amortization	3,002	2,484	8,385	6,170
Total costs and expenses	113,755	140,567	382,151	491,924
Operating income from continuing operations	13,276	22,114	39,383	81,254
OTHER INCOME (EXPENSE)	149	(40)	339	(84)
EQUITY AND IMPAIRMENT LOSS	-	(552)	(4,000)	(2,660)
INTEREST (EXPENSE) INCOME, net	80	216	(14)	508
Income from continuing operations before income taxes	13,505	21,738	35,708	79,018
INCOME TAXES	4,994	8,043	9,549	29,234
Income from continuing operations	8,511	13,695	26,159	49,784
DISCONTINUED OPERATION:
Loss on discontinued operation, net of income tax benefit	(60)	(164)	(87)	(202)
Net income	$ 8,451	$ 13,531	$ 26,072	$ 49,582

BASIC INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.27	$ 0.44	$ 0.85	$ 1.56
Net loss from discontinued operation	-	-	-	-
Net income	$ 0.27	$ 0.44	$ 0.85	$ 1.56
DILUTED INCOME PER COMMON SHARE:
Income from continuing operations	$ 0.27	$ 0.44	$ 0.84	$ 1.54
Net loss from discontinued operation	-	(0.01)	-	(0.01)
Net income	$ 0.27	$ 0.43	$ 0.84	$ 1.53
WEIGHTED AVERAGE SHARES OUTSTANDING:
Basic	29,529	29,709	29,407	31,076
Diluted	29,847	30,247	29,667	31,597

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$ 67,498	$ 38,309
Marketable securities	30,148	-
Receivables	11,513	17,200
Inventories	20,022	50,986
Prepaid income taxes	5,840	3,714
Deferred income taxes	2,778	1,651
Other current assets	6,170	8,611
Current assets of discontinued operation	257	325
Total current assets	144,226	120,796

FIXED ASSETS, net	22,816	24,312
EQUITY INVESTMENT	-	4,000
GOODWILL	2,717	2,717
IDENTIFIABLE INTANGIBLE ASSETS, net	2,100	2,590
OTHER ASSETS	2,408	5,056
	$ 174,267	$ 159,471
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$ 34,797	$ 31,448
Accrued payroll and related benefits	1,768	2,150
Deferred revenue	2,187	4,964
Other accrued expenses and current liabilities	4,141	3,743
Current liabilities of discontinued operation	50	43
Total current liabilities	42,943	42,348
NON-CURRENT LIABILITIES	1,565	1,298
Total liabilities	44,508	43,646

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS' EQUITY:
Preferred stock, $.001 par value (5,000,000 shares authorized, no shares issued and outstanding)	-	-
Common stock, $.001 par value (100,000,000 shares authorized; shares issued - 30,951,262 at September 30, 2009 and 30,784,920 at December 31, 2008)	29	29
Additional paid-in capital	4,552	-
Retained earnings	125,206	115,771
Accumulated other comprehensive (loss) income	(28)	25
Total stockholders' equity	129,759	115,825
	$ 174,267	$ 159,471

NUTRISYSTEM, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Nine Months Ended September 30, ~~-------------------------------------~~
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$ 26,072	$ 49,582
Adjustments to reconcile net income to net cash provided by operating activities-
Loss on discontinued operation	87	202
Depreciation and amortization	8,385	6,170
Loss on disposal of fixed assets	29	85
Share-based expense	6,686	5,704
Deferred income tax expense (benefit)	1,227	(336)
Equity and impairment loss	4,000	2,660
Changes in operating assets and liabilities
Accrued interest income	-	19
Receivables	5,722	3,009
Inventories	31,084	43,426
Other assets	2,876	4,442
Accounts payable	3,288	(15,602)
Accrued payroll and related benefits	(383)	2,426
Deferred revenue	(2,791)	2,420
Income taxes	(2,088)	(7,483)
Other accrued expenses and liabilities	680	403
Net cash provided by operating activities of continuing operations	84,874	97,127
Net cash used in operating activities of discontinued operation	(79)	(95)
Net cash provided by operating activities	84,795	97,032
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of marketable securities	(30,108)	-
Sales of marketable securities	-	1,750
Cash paid for acquisition of business	-	(4,217)
Capital additions	(6,551)	(8,540)
Proceeds from the sale of fixed assets	100	-
Net cash used in investing activities	(36,559)	(11,007)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	-	35,000
Repayments of borrowings under credit facility	-	(35,000)
Exercise of stock options	426	819
Tax effect of equity compensation awards, net	(1,392)	1,133
Payment of dividends	(16,000)	(10,829)
Repurchase and retirement of common stock	(1,939)	(59,787)
Net cash used in financing activities	(18,905)	(68,664)
Effect of exchange rate changes on cash and cash equivalents	(209)	(130)
NET INCREASE IN CASH AND CASH EQUIVALENTS	29,122	17,231
CASH AND CASH EQUIVALENTS, beginning of period	38,631	41,190
CASH AND CASH EQUIVALENTS, end of period	67,753	58,421
LESS CASH AND CASH EQUIVALENTS OF DISCONTINUED OPERATION, end of period	255	372
CASH AND CASH EQUIVALENTS OF CONTINUING OPERATIONS, end of period	$ 67,498	$ 58,049

NUTRISYSTEM, INC. AND SUBSIDIARIES

ADJUSTED EBITDA RECONCILIATION TO GAAP RESULTS

(in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008

Adjusted EBITDA	$ 18,670	$ 26,728	$ 54,412	$ 92,854
Non-cash employee compensation
expense	(2,392)	(2,130)	(6,644)	(5,430)
Other income (expense)	149	(40)	339	(84)
Equity and impairment loss	-	(552)	(4,000)	(2,660)
Interest (expense) income, net	80	216	(14)	508
Income taxes	(4,994)	(8,043)	(9,549)	(29,234)
Depreciation and amortization	(3,002)	(2,484)	(8,385)	(6,170)
Income from continuing operations	$ 8,511	$ 13,695	$ 26,159	$ 49,784

Adjusted EBITDA is defined as income from continuing operations excluding non-cash employee compensation, other income (expense), equity and impairment loss, interest, income taxes and depreciation and amortization. We believe Adjusted EBITDA is a useful performance metric for management and investors because it is more indicative of the ongoing operations of the Company. Adjusted EBITDA excludes certain non-cash and non-operating items to facilitate comparisons and provide a meaningful measurement that is focused on the performance of the ongoing operations of the Company.

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